Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [***] has been excluded from this exhibit because it is both (i) not material and (ii) the registrant customarily and actually treats such information as private or confidential.

Exhibit 10.11

Execution Version

PUT AGREEMENT

THIS PUT AGREEMENT (the “Agreement”), dated as of August 25, 2018, is entered into by and between ERMENEGILDO ZEGNA HOLDITALIA S.P.A, an Italian company (“Zegna”), having an office at Via Roma 99-100, 13059 Trivero, Italy and THOM BROWNE, an individual residing at [***] (the “Seller”), and shall be deemed effective as of the Closing Date (as defined in the Purchase Agreement) (the “Effective Date”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Zegna and the Seller, together with the other parties thereto, are executing and delivering that certain Share Sale and Purchase Agreement, dated as of the date hereof (as the same may be modified, amended or supplemented from time to time, the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Zegna has agreed to acquire 85.0% of the issued and outstanding common stock, $1.00 par value per share (the “Common Stock”) of Thom Browne, Inc. (the “Company”), including a portion of the Common Stock held by the Seller;

WHEREAS, the Company and the Seller have entered into that certain Employment Agreement, dated as of the date hereof (as the same may be modified, amended or supplemented from time to time, the “Employment Agreement”) pursuant to which the Company shall employ the Seller subject to the terms therein;

WHEREAS, immediately after the consummation of the transactions contemplated by the Purchase Agreement, the Seller will be the beneficial and record owner of 826.4511 shares (the “Put Shares”) of the Common Stock; and

WHEREAS, in accordance and pursuant to the terms and conditions set forth herein the Seller shall have the right to require Zegna to purchase the Put Shares.

NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

“Adjusted EBITDA” has the meaning set forth on Exhibit A hereto.

“Affiliates” shall mean with respect to any Person, any Person that directly or indirectly through one or more intermediaries, controls such Person or is under direct or indirect common control with such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized by law or executive order to remain closed.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company Change of Control” has the meaning set forth in Section 7.1(a).

“Effective Date” has the meaning set forth in the preamble.

“Employment Agreement” has the meaning set forth in the recitals.

“First Put Commencement Date” has the meaning set forth in Section 2.1(a).

“First Put Right” has the meaning set forth in Section 2.1(a).

“Fiscal Year” shall mean the fiscal year of the Company.

“Liens” shall mean any restrictions on transfer (other than restrictions on transfer under applicable securities laws), options, warrants, purchase rights, contracts, preemptive rights, commitments, equities, demands, liens, pledges, charges, security interests, claims or other encumbrances.

“Person” shall mean an individual or natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, any other business entity and any governmental entity.

“Purchase Price” shall mean, with respect to any Put Shares, an amount equal to the product of (x) seventeen (17) multiplied by (y) Adjusted EBITDA for the Fiscal Year most recently ended prior to the exercise of the applicable Put Right, multiplied by (z) the quotient obtained by dividing (A) the number of Put Shares to be sold at such Put Closing by (B) the total number of issued and outstanding shares of Common Stock at the time of the Put Closing (but excluding any securities owned or held by or for the account of the Company or any of its Subsidiaries), as determined in accordance with Exhibit B hereto.

“Put Closing” means the consummation of the purchase of any Put Shares pursuant to this Agreement.

“Put Commencement Date” has the meaning set forth in Section 2.1(c).

“Put Notice” has the meaning set forth in Section 2.1(a).

“Put Right” has the meaning set forth in Section 2.1(c).

“Put Shares” has the meaning set forth in the recitals.

“Purchase Agreement” has the meaning set forth in the recitals.

“Second Put Commencement Date” has the meaning set forth in set forth in Section 2.1(b).

“Second Put Right” has the meaning set forth in Section 2.1(b).

“Seller” has the meaning set forth in the preamble.

“Seller Acceleration Events” means the occurrence of any of the events set forth in Section 7.1.

“Shareholder Agreement” shall mean that certain Second Amended and Restated Shareholder Agreement of the Company, dated as of the Effective Date, by and among the Company, Zegna, the Seller and any other Person that becomes a party thereto, as the same may be amended, modified or supplemented from time to time.

“Subsidiary” means, with respect to a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone and/or through and/or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the voting stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or of which the specified Person controls the management.

“Third Party” has the meaning ascribed to such term under the Shareholder Agreement.

“Third Put Commencement Date” has the meaning set forth in Section 2.1(c).

“Third Put Right” has the meaning set forth in Section 2.1(c).

“Zegna” has the meaning set forth in the preamble.

“Zegna Acceleration Event” has the meaning set forth in Section 7.2.

2.	The Transaction.

2.1     Grant of Put Rights. On the terms and subject to the conditions set forth in this Agreement:

(a)    Following the date on which the Seller has received a copy of the audited consolidated financial statements of the Company for the 2023 Fiscal Year pursuant to the terms of the Shareholder Agreement (such date, the “First Put

Commencement Date”), the Seller shall have the right (the “First Put Right”), but not the obligation, to cause Zegna to purchase up to 388.4320 shares of Common Stock at the applicable Purchase Price in accordance with and subject to the terms and conditions of this Section 2 by delivering a written, unconditional and irrevocable notice (a “Put Notice”) to Zegna of exercise of the First Put Right, which notice shall be given within thirty (30) Business Days of the First Put Commencement Date.

(b)    Following the date on which the Seller has received a copy of the audited financial statements of the Company for the 2028 Fiscal Year pursuant to the terms of the Shareholder Agreement (such date, the “Second Put Commencement Date”), the Seller shall have the right (the “Second Put Right”), but not the obligation, to cause Zegna to purchase up to 272.7289 shares of Common Stock (together with any additional Put Shares to be included in such Put Closing pursuant to Section 2.3(a)) at the applicable Purchase Price in accordance with and subject to the terms and conditions of this Section 2 by delivering a Put Notice to Zegna of exercise of the Second Put Right, which notice shall be given within thirty (30) Business Days of the Second Put Commencement Date.

(c)    At any time from and after September 30, 2030 (such date, the “Third Put Commencement Date”, and together with the First Put Commencement Date and the Second Put Commencement Date, each a “Put Commencement Date”), the Seller shall have the right (the “Third Put Right”, and together with the First Put Right and the Second Put Right and any exercise of a put pursuant to Section 7, each a “Put Right”), but not the obligation, to cause Zegna to purchase up to 165.2902 shares of Common Stock (together with any additional Put Shares to be included in such Put Closing pursuant to Section 2.3(a)) at the applicable Purchase Price in accordance with and subject to the terms and conditions of this Section 2 by delivering a Put Notice to Zegna of exercise of the Third Put Right, which notice shall be given no later than October 30, 2030.

2.2     Obligation to Purchase Shares. Upon the delivery of the applicable Put Notice pursuant to Section 2.1, Zegna shall be unconditionally obligated to buy the applicable Put Shares, no later than twenty (20) Business Days following the determination of the applicable Purchase Price. Following the sale of the applicable Put Shares, Zegna shall be the beneficial and of record owner of the applicable Put Shares in the Company’s books and records.

2.3     Put Right Deferrals. Notwithstanding anything to the contrary in this Section 2:

(a)    If the Seller does not exercise any Put Right in full within thirty (30) days of the applicable Put Commencement Date, the Seller shall have the right, but not the obligation, to exercise such Put Right at the immediately succeeding Put Commencement Date for the Put Shares not sold pursuant to such previous Put Right by providing notice in the applicable future Put Notice.

(b)    In the event that EBITDA of the Company (as reflected on the audited consolidated financial statements of the Company and its Subsidiaries) for the 2023 Fiscal Year is less than ninety percent (90%) of the EBITDA of the Company (as reflected on the audited consolidated financial statements of the Company and its Subsidiaries) for the 2022 Fiscal Year, the Seller shall have the right, but not the obligation, to defer the exercise of the First Put Right until 2025 or 2026, with the provisions of Section 2.1(a) and Section 2.3(a) applying mutatis mutandis. In the event that EBITDA of the Company (as reflected on the audited consolidated financial statements of the Company and its Subsidiaries) for the 2028 Fiscal Year is less than ninety percent (90%) of the EBITDA of the Company (as reflected on the audited consolidated financial statements of the Company and its Subsidiaries) for the 2027 Fiscal Year, the Seller shall have the right, but not the obligation, to defer the Second Put Right until 2030 or 2031, with the provisions of Section 2.1(b) and Section 2.3(a) applying mutatis mutandis. In the event that EBITDA of the Company (as reflected on the audited consolidated financial statements of the Company and its Subsidiaries) for the 2029 Fiscal Year is less than ninety percent (90%) of the EBITDA of the Company (as reflected on the audited consolidated financial statements of the Company and its Subsidiaries) for the 2028 Fiscal Year, the Seller shall have the right, but not the obligation, to defer the Third Put Right until 2031 or 2032, with the provisions of Section 2.1(c) applying mutatis mutandis.

2.4    Put Closing. At each Put Closing (i) Zegna shall deliver to the Seller the applicable Purchase Price by wire transfer of immediately available funds to an account designed by the Seller no later than five (5) Business Days prior to the applicable Put Closing; and (ii) the Seller shall tender to Zegna a duly executed certificate for the portion of the Put Shares being sold at such Put Closing (or an affidavit of loss).

3.	Representation and Warranties of the Seller. The Seller represents and warrants to Zegna that:

3.1    Organization and Good Standing. The Seller is a natural person and has the legal capacity to execute and deliver this Agreement and perform its obligations hereunder.

3.2    Ownership and Title to the Common Stock. All of the Put Shares are owned of record and beneficially by the Seller free and clear of any Liens. Upon transfer of the Put Shares to Zegna in accordance with the terms in Section 2 of this Agreement, Zegna shall have good title to such Put Shares free and clear of all Liens. Except pursuant to the Shareholder Agreement, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any Common Stock held by the Seller is authorized or outstanding, except for such options and warrants disclosed in the Purchase Agreement and the Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company held by Seller.

3.3    Authority; No Conflict. This Agreement constitutes the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The Seller has the unrestricted power to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereunder shall, directly or indirectly, cause a material breach or violation of, or conflict with, (a) any law, regulation, administrative ruling, or order to which the Seller is subject, or (b) any agreement to which the Seller is a party or by which the Put Shares are subject.

3.4    Certain Proceedings. There is no pending proceeding that has been commenced against Seller that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated under this Agreement, and no such proceeding has been threatened.

3.5    Brokers. The Seller has not incurred any liability or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.	Representations and Warranties of Zegna. Zegna represents and warrants to the Seller that:

4.1    Organization and Good Standing. Zegna is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and the execution, delivery and performance by Zegna of this Agreement have been duly authorized by all requisite action on its part. Zegna has all requisite corporate power and authority to own, lease and operate the assets owned, leased and operated by it and to carry on its business as currently being conducted and contemplated to be conducted by it. Zegna is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

4.2    Authority; No Conflict. The execution, delivery and performance by Zegna of this Agreement, and the consummation by Zegna of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Zegna and constitutes valid and binding obligations of Zegna enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and compliance with its respective provisions by Zegna: (a) shall not violate any provision of law applicable to Zegna; (b) shall not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its certificate of incorporation, bylaws, or any indenture, lease, agreement or other instrument to which Zegna is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Zegna; and (c) shall not result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding shares of Zegna under its certificate of incorporation or bylaws.

4.3    Certain Proceedings. There is no pending proceeding that has been commenced against Zegna that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated under this Agreement, and no such proceeding has been threatened.

4.4    Brokers. Zegna has not incurred any liability or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.	Representations and Warranties of the Seller and Zegna. Zegna and the Seller represent and warrant that:

5.1    Each of the parties has entered in this Agreement willingly and with full understanding of the ramifications thereof.

5.2    Each of the parties has had the opportunity to exchange information with the other party and to ask questions of each other regarding this Agreement and that such inquiries, if any, have been answered satisfactorily.

5.3    There are no other arrangements, agreements or understandings, written or oral, outside of this Agreement, the Shareholder Agreement, the Purchase Agreement and the Employment Agreement, between or among the parties hereto.

6.	Covenants of the Parties.

6.1    Further Assurances and Cooperation. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to effect each purchase of the applicable Put Shares and the transactions contemplated thereby.

6.2    Public Announcements. Each of the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to the purchase of the Put Shares and other matters contemplated hereby. Neither party hereto shall issue any such press release or make any other public statement prior to such consultation, and, except to the extent that outside counsel advises that applicable law or regulations (e.g., stock market) require otherwise, such press release or public statement shall have to be approved in advance by the other party hereto.

7.	Acceleration of the Put Right.

7.1	Right of the Seller to Accelerate.

(a)    Change of Control of the Company. In the event (i) there is a sale (whether by merger, consolidation, reorganization or other transaction) of all or substantially all of the assets of the Company, (ii) there is a liquidation, dissolution or winding up of the Company or (iii) Zegna ceases to hold the majority of the issued and outstanding equity of the Company, in each case, before all the Put Shares have been purchased hereunder (a “Company Change of Control”), the Seller shall have the right, but not the obligation, to accelerate the exercise of its Put Right with respect to any or all of the Put Shares then held by the Seller at the applicable Purchase Price. For the avoidance of doubt, should a Company Change of Control occur, the Seller may elect to exercise his “Right of Co-Sale on Transfers by Zegna” pursuant to Section 6.5 of the Shareholder Agreement rather than accelerating any of the Put Rights not yet exercised.

Zegna shall notify the Seller of a Company Change of Control as required pursuant to the Shareholder Agreement and the Seller may elect to accelerate any of its Put Rights by delivering a Put Notice to Zegna no later than thirty (30) days following the Seller’s receipt of such Company Change of Control in accordance with the Shareholder Agreement. The Purchase Price shall be based on the audited consolidated financial statements of the Company for the Fiscal Year immediately preceding such Company Change of Control.

(b)    Termination by the Seller for Good Reason. If the Seller terminates his employment with the Company for Good Reason (as defined in the Employment Agreement) pursuant to Section 5(b) of the Employment Agreement, the Seller shall have the right, but not the obligation, to accelerate the exercise of its Put Right with respect to any or all of the Put Shares then held by the Seller at the applicable Purchase Price by delivering a Put Notice to Zegna no later than thirty (30) days following such termination. The Purchase Price shall be based on the audited consolidated financial statements of the Company for the Fiscal Year immediately preceding such termination.

(c)    Termination by the Company without Cause. If the Company terminates the employment of the Seller without Cause (as defined in the Employment Agreement) pursuant to Section 5(b) of the Employment Agreement, the Seller shall have the right, but not the obligation, to accelerate the exercise of its Put Right with respect to any or all of the Put Shares then held by the Seller at the applicable Purchase Price by delivering a Put Notice to Zegna no later than thirty (30) days following such termination. The Purchase Price shall be based on the audited consolidated financial statements for the Company for the Fiscal Year immediately preceding such termination.

(d)    Bankruptcy of Zegna. In the event that Zegna or any of its parent companies, whether voluntarily or involuntarily, liquidates, dissolves or winds up, files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property or files a petition under any bankruptcy or insolvency act, or any proceeding is instituted by or against Zegna or any of its parent companies under any applicable law relating to bankruptcy insolvency or reorganization, the Seller shall have the right, but not the obligation, to accelerate the exercise of its Put Right with respect to any or all of the Put Shares then held by the Seller at the applicable Purchase Price. Zegna shall promptly (and in any event within three (3) Business Days) notify the Seller of any such event and the Seller may elect to accelerate any of its Put Rights by delivering a Put Notice to Zegna no later than thirty (30) days following the Seller’s receipt of notice of such event. The Purchase Price shall be based on the audited consolidated financial statements of the Company for the Fiscal Year immediately preceding such event.

7.2    Acceleration Upon Termination by the Company for Cause or by the Seller Without Good Reason. If the Company terminates the Seller’s employment with the Company for Cause (as defined in the Employment Agreement) pursuant Section 5(a) of the Employment Agreement or, prior to January 1, 2024, the Seller terminates his employment with the Company without Good Reason (as defined in the Employment

Agreement) pursuant to Section 5(c) of the Employment Agreement, Zegna shall have the right, but not the obligation, upon such termination event, to cause the exercise of the Put Rights with respect to any or all of the Put Shares then held by the Seller (such event, the “Zegna Acceleration Event”), at an amount (as determined in accordance with Exhibit B hereto) equal to the product of (x) ten (10) multiplied by (y) Adjusted EBITDA for the Fiscal Year immediately preceding the Zegna Acceleration Event multiplied by (z) the quotient obtained by dividing (A) the number of Put Shares to be sold at such Put Closing by (B) the total number of issued and outstanding shares of Common Stock at the time of such Put Closing (but excluding any securities owned or held by or for the account of the Company or any of its Subsidiaries), by delivering a written, unconditional and irrevocable notice to the Seller no later than thirty (30) days following such termination. In the event the Seller terminates his employment with the Company without Good Reason pursuant to Section 5(c) of the Employment Agreement from and after January 1, 2024, Zegna shall have the right, but not the obligation, upon such termination event, to cause, by delivering a written, unconditional and irrevocable notice to the Seller no later than thirty (30) days following such termination, the exercise of the Put Rights with respect to any or all of the Put Shares then held by the Seller, at an amount (as determined in accordance with Exhibit B hereto) equal to (x) the Fair Market Value as determined by an independent investment bank or accounting firm mutually selected by the parties (with the provisions of clauses (e) through (j) of Exhibit B hereto applying to such process, mutatis mutandis) multiplied by (y) the quotient obtained by dividing (A) the number of Put Shares to be sold at such Put Closing by (B) the total number of issued and outstanding shares of Common Stock at the time of such Put Closing (but excluding any securities owned or held by or for the account of the Company or any of its Subsidiaries). “Fair Market Value” means, as of the relevant date, the price that would be paid for the Company if 100% of the equity of the Company were sold in an arm’s-length transaction as a “going-concern” between a willing and able buyer and a willing and able seller, based on market conditions prevailing at the time.

7.3     Put Closings upon Acceleration. For the purposes of Sections 7.1 and 7.2, the applicable Put Closing shall take place no later than five (5) Business Days following the determination of the applicable Purchase Price.

8.     Permitted Transferees of the Seller. If the Seller Transfers (as defined in the Shareholder Agreement) the Put Shares to a Permitted Transferee (as defined in the Shareholder Agreement) pursuant to Section 6.3 of the Shareholder Agreement, such Permitted Transferee shall succeed to all rights and obligations of the Seller hereunder.

9.     Dispute Resolution. Any suit or proceeding arising under this Agreement shall be brought solely in a federal or state court sitting in the State of New York. By the Seller’s and the Company’s execution hereof, the Seller and the Company hereby consent and irrevocably submit to the jurisdiction of the federal and state courts having general jurisdiction over the State of New York, and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon the Company or the Seller personally, by certified mail, return receipt requested, or by courier service, with the same full force and effect as if personally served upon the Company or upon the Seller in the county in which the Seller is employed. Each of the parties waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of jurisdiction with respect thereto.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) if sent from and delivered to a U.S. address, (x) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (y) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid and (c) if sent from or to an international address, the earlier of confirmed receipt or the fifth Business Day following the date of dispatch utilizing an internationally recognized courier. All notices hereunder shall be delivered, in each case, whether to the Company or the Seller, as set forth below:

Zegna:	with a copy to:

Ermenegildo Zegna Holditalia S.p.A	Kellerhals Carrard Lugano SA
Attn: Ermenegildo Zegna	Via Luigi Canonica , P.P. Box 6280, CH-
Via Roma 99-100	6901 Lugano
13059 Trivero, Italy	Attn: Henry Peter
E-mail: [***]	E-mail: [***]

and

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attn: Sahra Dalfen
E-mail: [***]

Seller:	with a copy to:

Thom Browne	Talbert & Talbert LLC
[***]	80 Maiden Lane Suite 1506
[***]	New York, NY 10038
[***]	Attn: Paul Talbert
E-mail: [***]	E-mail: [***]

and

Paul, Weiss, Rifkind, Wharton & Garrison
LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: Kenneth M. Schneider
Julie Martinelli
E-mail: [***]
[***]

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving notice to the other parties in the manner set forth in this Section 10.

11.     Entire Agreement. This Agreement, the Employment Agreement, the Purchase Agreement and the Shareholder Agreement, in each case including the Schedules, Exhibits and Annexes thereto, set forth the entire agreement and understanding of the parties relating to the subject matters hereof, and supersede all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by any party that is not embodied in this Agreement and no party shall be bound by or liable for any alleged representation, promise or inducement not set forth.

12.     Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

13.     Interpretive Provisions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Wherever the word “party” or “parties” is used in this Agreement, it shall be deemed to be followed by the word “hereto” unless otherwise noted. A reference to a Section, Article, Exhibit, Annex or Schedule shall mean a Section or Article of, or Annex, Schedule or Exhibit, to this Agreement, unless another agreement is specified. The parties have been represented by counsel during the negotiation and execution of this Agreement and have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption of burden of proof shall arise favoring or burdening either party by virtue of the authorship or drafting history of any provision in this Agreement.

14.     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. It is the intention of the parties to this Agreement that any construction of this Agreement or section hereof shall be in favor of its legality and enforceability and that any construction causing illegality or unenforceability should yield to a construction favoring legality and enforceability. Further, the parties agree that should any portion of this Agreement be judicially held invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding any remaining portion of this Agreement not so declared and that any portion held to be invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, otherwise to be stricken from this Agreement, but only to the extent required for purposes of maintaining the legality, validity and enforceability of this Agreement and all portions thereof.

15.     Termination. This Agreement shall terminate and be of no further force and effect upon the termination of the Purchase Agreement in accordance with its terms prior to the Closing Date (as defined in the Purchase Agreement).

16.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law or conflicts of law provisions thereof.

17.     Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), solely with the written consent of the Company and the Seller. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon the Seller and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

18.     Agreement to Cooperate. Pursuant to Section 4.1(a)(iii) of the Shareholder Agreement, the Company may not issue any Common Stock or other capital stock of the Company (including any and all securities of or rights in the Company convertible into or exchangeable or exercisable for Common Stock, including, without limitation, options, warrants, convertible securities and other rights to acquire Common Stock) that will be dilutive to the Seller or split, combine or reclassify any Common Stock or other capital stock of the Company without the prior written consent of the Seller. In the event that, subject to such consent rights, the Company affects any such issuance, split, combination or reclassification, the parties hereto agree to work in good faith to amend this Agreement to provide for the complete repurchase of all of the Common Stock and/or other capital stock of the Company owned by the Seller consistent with the purpose, pricing, timing and mechanics of this Agreement. Furthermore, if the applicable audited consolidated financial statements of the Company for the previous Fiscal Year have not been delivered to the Seller by May 30th in the year in which the applicable Put Right is exercisable, the parties hereto agree to effect, at Seller’s election, (a) the Seller’s exercise of the applicable Put Right based on the best approximation of the Purchase Price at that time and (b) the payment to Seller of the Put Price based on such approximation no later than July 15th of the applicable year, subject to an adjustment once the applicable audit is completed and Adjusted EBITDA can be determined in accordance with Exhibit B hereto.

19.     Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. Notwithstanding the foregoing, except as set forth in Section 8, this Agreement, and the parties’ rights and obligations hereunder may not be assigned except with the written consent of the other party hereto. Notwithstanding the foregoing, (a) any party hereto which is a corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets’ and in such event the rights and obligations of such corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition or all or substantially all of the business or assets, and (b) Zegna, upon prior written notification to the Seller, is entitled to assign this Agreement or any rights or obligations hereunder to any of its Affiliates who is Zegna’s Permitted Transferee and to whom Zegna transfers 100% of its Shares. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assignees and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such successors and permitted assignees, any legal or equitable rights hereunder.

20.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

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IN WITNESS WHEREOF, the undersigned hereto have entered into this Agreement on the Effective Date.

ZEGNA:

ERMENEGILDO ZEGNA
HOLDITALIA S.P.A
By:	/s/ Ermenegildo Zegna
Name: Ermenegildo Zegna
Title: Chief Executive Officer

SELLER:

THOM BROWNE

/s/ Thom Browne

[SIGNATURE PAGE]

Exhibit A

Definition of Adjusted EBITDA

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Exhibit B

Purchase Price Determination

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